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CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the use in this Registration Statement on Form S-1 of our report dated February 18, 2000 relating to the financial statements of Rosetta Inpharmatics, Inc., and our report dated March 19, 1999 relating to the financial statements of Acacia Biosciences, Inc. which appear in such Registration Statement. We also consent to the reference to us under the headings "Expert" and "Selected Financial Data" in such Registration Statement.





Seattle, Washington
June 9, 2000